Exhibit 99.1

Contact:	John L. Calmes Jr. Executive VP, Chief Financial & Strategy Officer, and Treasurer (864) 298-9800

World Acceptance Corporation Names J. Tobin Turner

Executive Vice President and Chief Operating Officer

GREENVILLE, S.C. (February 17, 2026) - World Acceptance Corporation (NASDAQ:WRLD) (“World Acceptance” or “the Company”) today announced that J. Tobin Turner has been appointed Executive Vice President and Chief Operating Officer, effective February 17, 2026.

Mr. Turner has served as the Company’s Senior Vice President of Strategy and Analytics since 2023. In that role, he has led initiatives focused on data-driven decision-making, customer engagement, and operational performance across the Company’s branch-based lending model. As Chief Operating Officer, Mr. Turner will oversee World Acceptance’s branch network and day-to-day operational execution.

Prior to joining World Acceptance, Mr. Turner served as an Associate Professor of Economics and Business Administration at Presbyterian College from 2010 to 2023, including service as Department Chair. In addition to his academic career, he founded and managed a series of multi-location, service-based businesses for more than 10 years.

Mr. Turner holds a Ph.D. in Operations and Supply Chain Management and a Master of Business Administration. “Tobin’s combination of operational expertise, analytical rigor, and real-world leadership experience makes him exceptionally well suited to serve as our Chief Operating Officer,” said R. Chad Prashad, President and Chief Executive Officer of World Acceptance Corporation. “Since joining World Acceptance, Tobin has demonstrated a deep understanding of our branch-based business and a strong commitment to execution excellence. I am confident he will play a critical role in strengthening our operations, supporting our teams in the field, and advancing our long-term strategic objectives.”

Ken Bramlett, Chairman of the Board, added, “The Board is very pleased to support Tobin’s appointment as Chief Operating Officer. His disciplined approach to analytics, operational leadership, and strategic execution has already made a meaningful impact on the Company. We believe Tobin is well positioned to help guide World Acceptance through its next phase of operational growth and performance.”

Mr. Turner said, “I am honored to take on the role of Chief Operating Officer and grateful for the trust placed in me by Chad, Ken, and the Board of Directors. World Acceptance has a strong foundation built on serving our customers and supporting our branch teams. I look forward to continuing to work alongside our talented employees to enhance operational excellence and deliver long-term value for our customers and shareholders.”

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WRLD Names J. Tobin Turner Executive Vice President and Chief Operating Officer

About World Acceptance Corporation

Founded in 1962, World Acceptance Corporation (NASDAQ: WRLD) is a people-focused finance company that provides personal installment loan solutions and personal tax preparation and filing services to over one million customers each year. Headquartered in Greenville, South Carolina, the Company operates more than 1,000 community-based World Finance branches across 16 states. The Company primarily serves a segment of the population that does not have ready access to credit; however, unlike many other lenders in this segment, the Company strives to work with its customers to understand their broader financial situations, ensure they have the ability and stability to make payments, and help them achieve their financial goals. For more information, visit www.loansbyworld.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including expectations related to Mr. Turner’s appointment. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” “intend,” “plan,” “expect,” “project,” “believe,” “may,” “will,” “should,” “would,” “could,” “probable,” and any variation of the foregoing and similar expressions, are forward-looking statements. Such forward-looking statements are inherently subject to risks and uncertainties, and you should not place undue reliance on them.

Important factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, among others, changes in Mr. Turner’s plans and the Company’s ability to attract or retain key personnel. These and other factors are discussed in greater detail in Part I, Item 1A, “Risk Factors,” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as filed with the SEC, and in the Company’s other reports filed with or furnished to the SEC from time to time.

World Acceptance Corporation undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by law. The Company is not responsible for changes made to this document by wire or Internet services.

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